CONSENT OF ADVEST, INC.

         We hereby consent to the filing of our opinion to People's Savings Financial Corp. as an exhibit to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of Webster Financial Corporation and to the references to us and to our opinion in the Proxy Statement/Prospectus that forms part of the Registration Statement. In giving this opinion we do not concede that we are within any category of persons whose consent is required in the Registration Statement.

                                                   ADVEST, INC.


                                                   /s/ Thomas G. Rudkin
                                                   -----------------------------
                                                   Thomas G. Rudkin
                                                   Managing Director
                                                   Financial Institutions Group

New York, NY
May 20, 1997

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